SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2012

LEAP WIRELESS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34865	33-0811062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5887 Copley Drive

San Diego, California 92111

(Address of Principal Executive Offices)

(858) 882-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in Company Officers

On November 12, 2012, the Board of Directors (the “Board”) of Leap Wireless International, Inc. (the “Company”) made the following officer appointments:

•	Jerry V. Elliott, as President and Chief Operating Officer;

•	R. Perley McBride, as Executive Vice President and Chief Financial Officer; and

•	Anne M. Liu, as Senior Vice President and Chief Accounting Officer.

Appointment of Elliott as President and Chief Operating Officer

Mr. Elliott’s appointment as President and Chief Operating Officer is effective immediately. S. Douglas Hutcheson, who prior to the appointment served as the Company’s President and Chief Executive Officer, will continue serving as Chief Executive Officer. Mr. Elliott’s age, background and experience is set forth in the Company’s current report on Form 8-K dated April 24, 2012, filed with the SEC on the date thereof, and such information is incorporated herein by reference.

Appointment of McBride as Chief Financial Officer

Mr. McBride’s appointment as Executive Vice President and Chief Financial Officer is effective upon his commencement of employment with Cricket Communications, Inc. (“Cricket”), which is expected to occur on or about December 10, 2012. With his appointment as Chief Financial Officer, Mr. McBride will replace Mr. Elliott in that role.

Mr. McBride, age 46, joins the Company from The Weather Company (“TWC”), which consists of The Weather Channel television network, The Weather Channel digital properties (weather.com and The Weather Channel mobile), Weather Underground, and the professional division which includes Weather Services International and Weather Central. During his tenure with TWC, Mr. McBride served as the executive vice president of finance from September 2011 to December 2012, overseeing the company’s accounting, tax, treasury, procurement, real estate, facilities, financial planning and analysis, operational and strategic planning, risk and insurance, and corporate development functions. Prior to that, Mr. McBride served in senior vice president positions at TWC from April 2010 to September 2011, overseeing treasury, procurement, real estate, facilities, financial planning and analysis, operational and strategic planning, and corporate development functions. From August 1999 to April 2010, Mr. McBride served in finance roles at Frontier Communications, a provider of communication services, including as vice president of financial planning and analysis. Prior to that, from April 1994 to August 1999 Mr. McBride held accounting and finance roles with Sprint PCS and Citizens Communications. Mr. McBride holds a B.S. from Mount Allison University in Canada and an M.B.A. from the University of Houston.

In connection with his appointment, Mr. McBride will receive an annual base salary of $450,000 and the opportunity to earn an annual performance bonus based on Company and individual performance, with the amount of the bonus targeted at 80% of his base salary. Mr. McBride will also be eligible to receive $300,000 of sign-on and retention bonuses, payable: (i) $100,000 within 30 days of his start date; (ii) $100,000 within 30 days of the first anniversary of his start date; and (iii) $100,000 within 30 days of the second anniversary of his start date. All payments to be made to him are contingent upon his being an active, full-time employee of Cricket on the date any payment is to be made.

The Company will facilitate Mr. McBride’s relocation from Marietta, Georgia. In addition, the Company agreed to provide Mr. McBride a temporary living allowance of $75,000 within his first year of employment and a second payment of $50,000 in November 2013 (each amount grossed-up for applicable taxes) for costs associated with his first and second years of employment.

The Compensation Committee of the Board has approved the grant to Mr. McBride of options to purchase 195,000 shares of the Company’s common stock and deferred stock units for 100,000 shares of the Company’s common stock. The awards vest over a four-year period, with the options vesting in equal 25% increments on the anniversaries of the grant date and the deferred stock units vesting 25% on each of the second and third anniversaries of the grant date and the remaining 50% on the fourth anniversary of the grant date. In order for deferred stock units to vest on (or subsequent to) the foregoing dates, however, the average closing price of the Company’s common stock for the prior 30-day period (or for a subsequent 30-day period) must be at or above the closing price of the Company’s common stock on the date of grant and any unvested units will expire five years after the date of grant. At vesting, the units may be settled in shares of the Company’s common stock or cash, at the Company’s election.

The Company and Mr. McBride will also enter into the Company’s standard form of severance benefits agreement and director and officer indemnity agreement.

Appointment of Liu as Chief Accounting Officer

Ms. Liu has been appointed as Senior Vice President and Chief Accounting Officer, effective immediately. With her appointment as Chief Accounting Officer, she replaces Jeffrey E. Nachbor in that role, who is leaving the Company and plans to return to Kansas City, Missouri for personal reasons.

Ms. Liu, age 51, has served as the Company’s vice president, controller since December 2008, having previously served as its assistant controller beginning in December 2006. Prior to joining the Company, Ms. Liu served in a number of accounting and finance roles with Science Applications International Corporation (SAIC) between March 1990 and November 2006, including as vice president of finance. Between September 1983 and March 1990, Ms. Liu held various audit positions with Deloitte (formerly Touche Ross). Ms. Liu holds a B.A. in government from Pomona College.

The Company and Ms. Liu will enter into the Company’s standard form of severance benefits agreement and director and officer indemnity agreement.

Retirement of Robert A. Young

On November 13, 2012, Mr. Young, the Company’s Executive Vice President and Chief Marketing Officer, notified the Company that he intends to retire as an officer of the Company and employee of Cricket on December 31, 2012, pursuant to the terms of the Employment Agreement, effective January 1, 2011, previously entered into by and among Mr. Young, the Company and Cricket.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

Date: November 15, 2012

	By:	/s/ Robert J. Irving, Jr.
Robert J. Irving, Jr.
Senior Vice President, General Counsel & Chief Administrative Officer